Exhibit 10.12.1

Execution Copy

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE HORIZON PCS, INC.

2004 STOCK INCENTIVE PLAN

This NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), made as of this 21st day of October, 2004, by and between Horizon PCS, Inc. (the “Company”) and Monesa Skocik (the “Participant”) who is an employee of the Company.

W I T N E S S E T H:

WHEREAS, pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire, or enlarge, his ownership of the Company’s common stock (“Stock”), so that he may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.             Grant of Option.  Subject to the term and conditions set forth herein and in the Plan, which is attached hereto as Exhibit A, the Company hereby grants to the Participant, during the period commencing on the date of this Agreement and ending on the close of business on the day of the tenth anniversary of the date hereof (the “Expiration Date”), the right and option (the “Option”) to purchase from the Company, at a price of $17.76 per share (the “Option Price”), an aggregate of 59,202 shares of Stock (the “Option Shares”).

2.             Limitation on Exercise of Option.  Subject to the terms and conditions set forth herein and in the Plan, the Option will become vested and exercisable with respect to 16.67% of the shares subject to the Option on the six (6) month anniversary of the date of grant and as to an additional 16.67% on each six (6) month anniversary thereafter until the Option is 100% vested; provided, that, the Participant is then employed by the Company.  Notwithstanding the foregoing, subject to the limitations of the Plan, the Committee may accelerate the vesting and exercisability of all or part of the Option at any time and for any reason.

3.             Termination of Employment.  Upon a termination of employment, the Option shall remain exercisable as follows:

(a)          Upon termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (as such terms are defined below), the Option, to the extent not fully vested, shall become 100% vested and exercisable and the Participant may exercise the Option until the earlier of the Expiration Date or the last day of the 90-day period following such termination of employment, and the Option shall thereafter terminate and cease to be exercisable.

(b)         Upon termination of the Participant’s employment with the Company for any other reason not otherwise specified in clause (a) above, the unvested portion of the Option shall terminate and cease to be exercisable and the Participant or his estate or legal beneficiaries in the case of his death, as applicable, may exercise the vested portion of the Option, but only to the extent the Option was exercisable immediately prior to termination of employment, until the earlier of the Expiration Date or the last day of the thirty (30) day period following termination of employment (or one (1) year period in the event his termination of employment is as a result of his death), and the Option shall thereafter terminate and cease to be exercisable.

(c)          Participant acknowledges and agrees that the continued vesting of the Option granted hereunder is premised upon his provision of future services to the Company and the vesting of such Option shall not accelerate upon his termination of employment for any reason unless specifically provided for herein.

4.             Time and Method of Exercising Option.  The Option, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of whole shares of Stock to be purchased.  Such notice shall be accompanied by the payment in full of the Option Price.  Such payment shall be made either: (i) in cash at the time of purchase, (ii) by tendering shares of Stock (either by actual delivery of shares or by attestation) that are acceptable to the Committee and have been held by the Participant for at least six months prior to the exercise, and were valued at Fair Market Value as of the day the shares are tendered, (iii) in any combination of cash, shares, or attested shares, as determined by the Committee in its sole discretion or (iv) to the extent permitted by applicable law, Participant may elect to pay the Option Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

5.             Issuance of Shares.  Except as otherwise provided in the Plan, and subject to applicable law, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant a certificate or certificates therefore, registered in the Participant’s name.

6.             Non-Transferability.  The Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Participant only by the Participant or his guardian or legal representative.  The terms of the Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.  Until the Option has vested, shares subject to the Option shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated and shall not be subject to the claims of creditors.

7.             Adjustments.  Options may be adjusted or terminated in any manner as contemplated by the Plan.

8.             Rights as Shareholder.  The Participant or a transferee of the Options shall have no rights as a shareholder with respect to any Option Shares until he shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the record date is prior to the date upon which he shall become the holder of record thereof.

9.             Compliance with Law.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the Committee determines, in its sole discretion, that the exercise of the Option or the issuance or transfer of the Option Shares constitutes a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority.  Such determination by the Committee shall be final, binding and conclusive.  The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the exercise of the Option or the issuance or transfer of Option Shares pursuant thereto to comply with any law or regulation of any governmental authority.

10.           Taxes.  At such time as the Participant recognizes taxable income in connection with the receipt of shares or cash hereunder (a “Taxable Event”), the Participant shall pay to the Company an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such shares or the payment of such cash.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, but only to the extent of the Withholding Taxes.

11.           Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company.  Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.

12.           Nonqualified Stock Option.  The Option granted hereunder is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code (“ISO”).

13.           Binding Effect.  Subject to Section 6 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14.           No Right to Continued Employment.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the services of or discharge the Participant at any time for any reason.

15.           Governing Law.  Except to the extent governed by the Delaware General Corporation Law, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio without regard to its conflict of law principles.

16.           Plan.  The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

17.           Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, and legal representatives.

18.           Gender and Number.  The masculine pronoun shall be deemed to include the feminine, and words in the singular shall be deemed to include the plural and the plural shall be deemed to include the singular, unless a different meaning is plainly required by the context.

19.           Definitions.

(a)          The term “Company” as used in this Agreement with reference to employment shall include the Company and its Subsidiaries, as appropriate.

(b)         Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

(c)          The term “Cause” means (i) Participant’s conviction of, or plea of guilty or no contest to: (A) any felony or other criminal offense that could result in imprisonment of at least 1 year or (B) a crime involving fraud, theft, misappropriation, dishonesty or embezzlement under either federal or state law; (ii) Participant’s dishonesty in communications to the Company’s Board of Directors (the “Board”), any member of the Board or any other superior officer or superior employee he is required to report to in the course of fulfilling Participant’s material employment duties; (iii) Participant’s proven commission of intentional or grossly negligent acts that materially impair the goodwill or business of the Company or cause material damage to its property, goodwill or business; or (iv) Participant’s willful failure to perform Participant’s employment duties in any material respect (other than as a result of Participant’s short term disability or medical emergency involving a member of Participant’s immediate family, or as the result of any Company approved leave).

(d)         The term “Good Reason” means (i) any reduction in Participant’s annual base salary or target incentive bonus opportunity; (ii) any requirement by the Company that Participant’s services be rendered primarily at a location or locations other than within 35 miles of Participant’s current office location for other than a de minimis period of time, without Participant’s prior written consent; provided, that, Participant shall not have Good Reason if he is required to engage in reasonable amounts of travel on Company business; or (iii) a material adverse alteration in the nature and status of Participant’s responsibilities unless such alteration is remedied within thirty days following written notification by Participant to the Company of the alleged material adverse alteration.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HORIZON PCS, INC.

By:	/s/ William A. McKell
	Name:	William A. McKell
	Title:	President & Chief Executive Officer

PARTICIPANT

/s/ Monesa Skocik